UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

October 29, 2007
Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796                                           16-1171179
(Commission File Number)                   (IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 29, 2007, the Company and Bank of America, N.A. (“B of A”) as Paying Agent and Co-Administrative Agent, LaSalle Bank, National Association (“LaSalle”) as Co-Administrative Agent, Wells Fargo Bank, N.A. (“Wells Fargo”) as Syndication Agent and the following Lenders:  B of A, Wells Fargo, LaSalle, U S Bank National Association, Fifth Third Bank, Merrill Lynch Capital and First Hawaiian Bank, entered into an amendment to the Company’s Amended and Restated Credit Agreement which, among other things, clarifies the impact of acquisitions on the fixed charge coverage ratio calculation.  In addition, this amendment will permit more acquisition flexibility by increasing the individual and aggregate purchase price limits for acquisitions and reducing lender approval requirements for transactions of less than $5 million.

A copy of the First Amendment to Amended and Restated Credit Agreement dated as of October 29, 2007 is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.  Exhibits.

10.1         First Amendment to the Amended and Restated Credit Agreement dated as of October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: October 30, 2007	By: /s/ G. MARC BAUMANN
G. Marc Baumann, Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

10.1	First Amendment to the Amended and Restated Credit Agreement dated as of October 29, 2007.